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                                                                    Exhibit 23.1

DELOITTE HASKINS
         & SELLS
----------------        ---------------------------------------------
                        Chartered Accountants     Telephone: +91(22) 2043826
                        Mulla House, 3rd Floor,              +91(22) 2043490
                        51 Mahatma Gandhi Road,              +91(22) 2043219
                        Mumbai - 400 023. India   Facsimile: +91(22) 2049173
                                                  E-Mail   :Hansotia@VSNBOM@IN




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Silverline Technologies Limited on Form 4 of our report dated May 2, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Silverline's Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte Haskins & Sells
Deloitte Haskins & Sells
Mumbai, India


December 21, 2000